As filed with the Securities and Exchange Commission on May 6, 2004

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 23, 2004


                      METROMEDIA INTERNATIONAL GROUP, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      1-5706                   58-0971455
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
        of incorporation)                                    Identification No.)

8000 Tower Point Drive, Charlotte, NC                                28227
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(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (704) 321-7380
                                                           --------------

                                -----------------
          (Former name or former address, if changed since last report)


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Item 7. Financial Statements and Exhibits

     (c)   Exhibits.

          99.1 Press Release of Metromedia International Group, Inc., dated May 5, 2004

          99.2 Memorandum of Understanding as of April 23, 2004, by and among Metromedia International Group, Inc., International Telcell Cellular, Inc., Dr. George Jokhtaberidze, Western Wireless International Corporation, and Western Wireless International Georgia Corporation

          99.3 Memorandum of Understanding as of May 1, 2004, by and between International Telcell Cellular, Inc. and the Economic Advisor to the President of Georgia

Item 9. Other Events and Regulation FD Disclosure

On May 5, 2004, the Company announced the following concerning Magticom Ltd., the Company's business venture in the Republic of Georgia that operates a wireless communications network and markets mobile voice communication services nationwide to private and commercial users ("Magticom").

The Company's wholly-owned subsidiary International Telcell Communications, Inc. ("ITC") has entered into a memorandum of understanding with the Georgian Government (the "MOU") providing for issuance by ITC of an assignable option (the "Option") to purchase a 20% ownership interest in Magticom after completion of a restructuring of Dr. George Jokhtaberidze's ownership interest in Magticom, which was previously announced on April 26, 2004 (the "Restructuring"). Pursuant to the Restructuring, Dr. Jokhtaberidze, who today directly owns 51% of Magticom, will convey that 51% ownership interest to ITC in exchange for a 49.9% ownership interest in ITC plus certain cash consideration. On completion of the Restructuring, ITC will directly own a 51% interest in Magticom and will retain its 70.41% ownership interest in, and remain the managing member of Telcell Wireless LLC ("Telcell"), which in turn will continue to own a 49% direct interest in Magticom and as a result, MIG's aggregate ownership interest in Magticom will be 42.8%.

The Georgian Government is prohibited from directly exercising the Option, but may assign the Option to certain qualified European Union or American entities. Any entity that exercises the Option will be subject to certain transfer restrictions that encourage holding the acquired 20% Magticom ownership interest for a period of at least 3 years. The Option will have a limited exercise period of 12 months from the date of issuance.

If the Option is exercised, ITC will retain a 31% direct ownership in Magticom and a 34.5% indirect ownership in Magticom through Telcell, and MIG's aggregate ownership interest in Magticom will be 32.8%. Furthermore, the Company would continue to have the largest effective ownership interest in Magticom, at 32.8%, and will continue to be able to exert operational control over Magticom as a result of its status as majority stockholder of ITC and managing member of Telcell.

The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.


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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              METROMEDIA INTERNATIONAL GROUP, INC.


                              By: /S/ HAROLD F. PYLE, III
                                  -----------------------
                                  Name:  Harold F. Pyle, III
                                  Title: Executive Vice President Finance, Chief
                                         Financial Officer and Treasurer

Date: May 6, 2004
Charlotte, NC


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                                  EXHIBIT INDEX
                                  -------------

Exhibit                            Description
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99.1  Press Release of Metromedia International Group, Inc. dated May 5, 2004

99.2 Memorandum of Understanding as of April 23, 2004, by and among Metromedia International Group, Inc., International Telcell Cellular, Inc., Dr. George Jokhtaberidze, Western Wireless International Corporation, and Western Wireless International Georgia Corporation

99.3 Memorandum of Understanding as of May 1, 2004, by and between International Telcell Cellular, Inc. and the Economic Advisor to the President of Georgia